PAGE 1                                                 Exhibit 11


         RALSTON PURINA COMPANY AND SUBSIDIARIES
            COMPUTATION OF EARNINGS PER SHARE
           (in millions, except per share data)


                                                     3 Months
                                                       Ended
                                                     Dec. 31,
                                                       1992
                                                    ----------
EARNINGS PER COMMON SHARE OUTSTANDING
 Earnings before extraordinary item and
  cumulative effect of accounting changes           $   132.3
 Dividend on Series A ESOP convertible
  preferred stock, net of tax                            (5.2)
                                                    ----------
                                                    $   127.1
 Extraordinary item                                      (6.8)
 Cumulative effect of accounting changes               (206.9)
                                                    ----------
   Net earnings (loss)                              $   (86.6)
                                                    ==========
  Weighted average shares - primary
   earnings per share calculation                       103.7
                                                    ==========
 Earnings (loss) per common share outstanding:
  Earnings before extraordinary item and
   cumulative effect of accounting changes          $    1.22
  Extraordinary item                                     (.06)
  Cumulative effect of accounting changes               (2.00)
                                                    ----------
   Net loss                                         $    (.84)
                                                    ==========
EARNINGS PER SHARE ASSUMING FULL DILUTION
 Earnings before extraordinary item and
  cumulative effect of accounting changes           $   132.3
 Adjustments to earnings to reflect assumed
  ESOP preferred stock conversion                        (2.1)
 Extraordinary Item                                      (6.8)
 Cumulative effect of accounting changes               (206.9)
                                                    ----------
    Net earnings (loss) for fully diluted earnings
     per share calculation                          $   (83.5)
                                                    ==========
  Wtd. average number of shares outstanding             103.7
  Convertible preferred stock                            10.3
  Dilutive effect of stock options                         .3
  Dilutive effect of deferred compensation awards          .1
                                                    ----------
  Weighted average shares - fully diluted
   earnings per share calculation                       114.4
                                                    ==========
 Earnings (loss) per share assuming full dilution:
  Earnings before extraordinary item and
   cumulative effect of accounting changes          $    1.14
  Extraordinary Item                                     (.06)
        PAGE 2

  Cumulative effect of accounting changes               (1.81)
                                                    ----------
   Net loss                                         $    (.73)
                                                    ==========
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         PAGE 3


                                                                 Exhibit 11
                         RALSTON PURINA GROUP
                   COMPUTATION OF EARNINGS PER SHARE
                 (in millions, except per share data)
                                                                     Pro
                                                                    Forma
                                                         3 Months  3 Months
                                                          Ended     Ended
                                                         Dec. 31,  Dec. 31,
                                                           1993      1992
                                                        --------- ---------
EARNINGS PER COMMON SHARE OUTSTANDING
 Earnings before extraordinary item and
  cumulative effect of accounting changes               $  133.4  $   90.7
 Dividend on Series A ESOP convertible
  preferred stock, net of tax                               (4.7)     (4.7)
                                                        --------- ---------
                                                        $  128.7  $   86.0
 Extraordinary item                                                   (5.7)
 Cumulative effect of accounting changes                            (120.3)
                                                        --------- ---------
   Net earnings (loss)                                  $  128.7  $  (40.0)
                                                        ========= =========
  Weighted average shares - primary
   earnings per share calculation                          101.5     103.7
                                                        ========= =========
 Earnings (loss) per common share outstanding:
  Earnings before extraordinary item and
   cumulative effect of accounting changes              $   1.27  $    .82
  Extraordinary item                                                  (.05)
  Cumulative effect of accounting changes                            (1.16)
                                                        --------- ---------
   Net earnings (loss)                                  $   1.27  $   (.39)
                                                        ========= =========
EARNINGS PER SHARE ASSUMING FULL DILUTION
 Earnings before extraordinary item and
  cumulative effect of accounting changes               $  133.4  $   90.7
 Adjustments to earnings to reflect assumed
  ESOP preferred stock conversion                           (1.0)     (1.6)
 Extraordinary Item                                                   (5.7)
 Cumulative effect of accounting changes                            (120.3)
                                                        --------- ---------
    Net earnings (loss) for fully diluted earnings
     per share calculation                              $  132.4  $  (36.9)
                                                        ========= =========
  Wtd. average number of shares outstanding                101.5     103.7
  Convertible preferred stock                               10.2      10.1
  Dilutive effect of stock options                            .1        .1
  Dilutive effect of deferred compensation awards             .1        .1
                                                        --------- ---------
  Weighted average shares - fully diluted
   earnings per share calculation                          111.9     114.0
                                                        ========= =========
 Earnings (loss) per share assuming full dilution:
  Earnings before extraordinary item and
   cumulative effect of accounting changes              $   1.18  $    .78
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        PAGE 4

  Extraordinary Item                                                  (.05)
  Cumulative effect of accounting changes                            (1.05)
                                                        --------- ---------
   Net earnings (loss)                                  $   1.18  $   (.32)
                                                        ========= =========
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        PAGE 5


                                                               Exhibit 11
                       CONTINENTAL BAKING GROUP
                  COMPUTATION OF EARNINGS PER SHARE
                (in millions, except per share data)
                                                                 Pro Forma
                                                      13 Weeks   13 Weeks
                                                        Ended      Ended
                                                      Dec. 25,   Dec. 26,
                                                        1993       1992
                                                     ---------- ----------
EARNINGS (LOSS) PER COMMON SHARE OUTSTANDING
 Earnings before extraordinary item and
  cumulative effect of accounting changes            $      .2  $     3.5
 Dividend on Series A ESOP convertible
  preferred stock, net of tax                              (.5)       (.5)
                                                     ---------- ----------
                                                     $     (.3) $     3.0
 Extraordinary item                                                  (1.1)
 Cumulative effect of accounting changes                            (86.6)
                                                     ---------- ----------
   Net loss                                          $     (.3) $   (84.7)
                                                     ========== ==========
  Wtd. average number of shares outstanding               20.6       20.7
  Shares issuable with respect to RPG Group's
   retained interest in the CBG Group                     16.8       17.0
                                                     ---------- ----------
  Weighted average shares - primary
   earnings per share calculation                         37.4       37.7
                                                     ========== ==========
 Earnings (loss) per common share outstanding:
  Earnings before extraordinary item and
   cumulative effect of accounting changes           $    (.01) $     .08
  Extraordinary Item                                                 (.03)
  Cumulative effect of accounting changes                           (2.30)
                                                     ---------- ----------
   Net loss                                          $    (.01) $   (2.25)
                                                     ========== ==========
EARNINGS PER SHARE ASSUMING FULL DILUTION
 Earnings before extraordinary item and
  cumulative effect of accounting changes            $      .2  $     3.5
 Adjustments to earnings to reflect assumed
  ESOP preferred stock conversion                          (.4)       (.7)
 Extraordinary Item                                                  (1.1)
 Cumulative effect of accounting changes                            (86.6)
                                                     ---------- ----------
    Net earnings (loss) for fully diluted
     earnings per share calculation                  $     (.2) $   (84.9)
                                                     ========== ==========
  Wtd. average number of shares outstanding               20.6       20.7
  Shares issuable with respect to RPG Group's
   retained interest in the CBG Group                     16.8       17.0
  Convertible preferred stock                              3.4        3.1
                                                     ---------- ----------
  Weighted average shares - fully diluted
   earnings per share calculation                         40.8       40.8
                                                     ========== ==========
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        PAGE 6

 Earnings (loss) per share assuming full dilution:
  Earnings before extraordinary item and
   cumulative effect of accounting changes           $    (.01) $     .07
  Extraordinary Item                                                 (.03)
  Cumulative effect of accounting changes                           (2.13)
                                                     ---------- ----------
   Net loss                                          $    (.01) $   (2.09)
                                                     ========== ==========

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